AMENDMENT NO. 3 TO TRANSACTION AGREEMENT

AMENDMENT NO. 3 TO THE TRANSACTION AGREEMENT (this "Amendment"), dated and effective as of June 1, 1999, by and among CSX CORPORATION, a Virginia corporation, CSX TRANSPORTATION, INC., a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "CSXT"), NORFOLK SOUTHERN CORPORATION, a Virginia corporation, NORFOLK SOUTHERN RAILWAY COMPANY, a Virginia corporation, for itself and on behalf of its controlled Subsidiaries (collectively, "NSR"), CONRAIL INC., a Pennsylvania corporation, for itself and on behalf of its controlled Subsidiaries, CONSOLIDATED RAIL CORPORATION, a Pennsylvania corporation ("CRC"), and CRR HOLDINGS LLC, a Delaware limited liability company ("CRR Parent");

WHEREAS, the parties have previously entered into that certain Transaction Agreement, dated as of June 10, 1997, as amended by Amendment No. 1 to Transaction Agreement, dated as of August 22, 1998, and by Amendment No. 2 to Transaction Agreement, dated as of June 1, 1999 (collectively, the "Transaction Agreement");

WHEREAS, the parties have identified certain provisions of the Transaction Agreement for which the parties desire to clarify their understandings and intentions;

WHEREAS, the parties have determined that it is in their respective best interests to amend the Transaction Agreement as set forth in this Amendment;

WHEREAS, it is the intent of the parties that, except as expressly amended hereby, the Transaction Agreement shall remain unamended and in full force and effect;

NOW, THEREFORE, the parties hereby amend the Transaction Agreement as follows:

SECTION A.  References.  Unless otherwise specifically defined in this Amendment, each term used in this Amendment that is defined in the Transaction Agreement has the meaning assigned to such term in the Transaction Agreement.  Each reference to "hereof", "hereunder", "herein" and "hereby" and each reference to "this Agreement" and each other similar reference contained in the Transaction Agreement shall from and after the effective date of this Amendment No. 3 refer to the Transaction Agreement as amended by this Amendment.

SECTION B.  Revised Definitions.  Section 1.1 of the Transaction Agreement is hereby amended by inserting the following new definitions:

"CRC Environmental Liabilities" means Environmental Liabilities that (a) arise in whole or in part prior to the Closing Date (including without limitation NYC Assets Historic Environmental Liabilities and PRR Assets Historic Environmental Liabilities), or (b) do not relate predominantly to either the NYC Allocated Assets or the PRR Allocated Assets (regardless of whether such Environmental Liabilities arise prior to the Closing Date) including those arising on Retained Assets that cause Environmental Liabilities to arise on either NYC or PRR Allocated Assets after the Closing Date.

"CRC Insurance Recovery" means a recovery under a policy or policies of insurance carried by CRR Parent, CRC or their respective Affiliates on or prior to the Closing Date.

"CRC Insurance Recovery Costs" means the costs (including attorneys' and experts' fees and expenses) of seeking a CRC Insurance Recovery.

"Environmental Defense Costs" means the costs (including attorneys' and experts' fees and expenses, but excluding any remediation costs, judgments, fines, penalties, or amounts paid in settlement) incurred in defending against any Environmental Liability addressed in Section 2.8(b).

"NYC Advances" has the meaning ascribed thereto in Section 2.8(b)(iii)(A).

"NYC Assets Historic Environmental Liabilities" means CRC Environmental Liabilities that relate predominantly to NYC Allocated Assets.

"NYC Environmental Liabilities" means Environmental Liabilities that (a) arise exclusively on or after the Closing Date, and (b) relate predominantly to NYC Allocated Assets, including those Liabilities arising from the NYC Allocated Assets that cause Environmental Liabilities to arise on PRR Allocated Assets or Retained Assets.

"PRP Recovery" means a recovery from a Potentially Responsible Party (as that term is used in 42 U.S.C. § 9601 et seq. and its associated regulations) or from any other third party potentially liable under the Environmental Laws for all or a portion of Environmental Liabilities addressed in Section 2.8(b).

"PRP Recovery Costs" means the costs (including attorneys' and experts' fees and expenses) of seeking a PRP Recovery.

"PRR Advances" has the meaning ascribed thereto in Section 2.8(b)(iii)(B).

"PRR Assets Historic Environmental Liabilities" means CRC Environmental Liabilities that relate predominantly to PRR Allocated Assets.

"PRR Environmental Liabilities" means Environmental Liabilities that (a) arise exclusively on or after the Closing Date, and (b) relate predominantly to PRR Allocated Assets, including those Liabilities arising from the PRR Allocated Assets that cause Environmental Liabilities to arise on NYC Allocated Assets or Retained Assets.

SECTION C.  Environmental Liabilities.  Sections 2.8(b) and 8.15 of the Transaction Agreement are hereby amended as follows:

(1)         Section 2.8(b) is amended in its entirety by deleting the existing provision and inserting the following:

(b)Environmental Liabilities expressly allocated to any Person pursuant to any Ancillary Agreement shall be allocated in accordance with the terms of the relevant Ancillary Agreement.  All other Environmental Liabilities shall be designated as follows:

(i)                   NYC Environmental Liabilities shall be NYC Allocated Liabilities.  NYC shall be solely responsible to pay, perform and discharge NYC Environmental Liabilities and all costs associated therewith, as and when they come due.

(ii)                 PRR Environmental Liabilities shall be PRR Allocated Liabilities.  PRR shall be solely responsible to pay, perform and discharge PRR Environmental Liabilities and all costs associated therewith, as and when they come due.

(iii)                CRC Environmental Liabilities shall be Corporate Level Liabilities.  CRC shall continue to be solely responsible for CRC Environmental Liabilities and for all costs associated therewith, and shall fund its responsibilities as follows:

(A)              From and after the Closing Date:  (1) Subject to clause (2) below, CRC shall pay for the performance and/or discharge of the NYC Assets Historic Environmental Liabilities, as and when due, until CRC has paid a cumulative total of $4,915,321 on account thereof.  Thereafter, CRC shall continue to be responsible for  the NYC Assets Historic Environmental Liabilities, but NYC shall make  advances (together with interest thereon as hereinafter provided, "NYC Advances") to CRC of 100% of all amounts necessary to permit CRC to pay for the NYC Assets Historic Environmental Liabilities.  (2) CRC shall be responsible for Environmental Defense Costs, PRP Recovery Costs and CRC Insurance Recovery Costs associated with the NYC Assets Historic Environmental Liabilities, but NYC shall make NYC Advances of 100% of all amounts necessary to permit CRC to pay Environmental Defense Costs and PRP Recovery Costs.  Unless otherwise agreed, NYC Advances for Environmental Defense Costs and PRP Recovery Costs shall be made directly to defense counsel or other suppliers.  (3) The NYC Advances shall accrue interest each month at the short-term applicable federal rate (with monthly compounding) determined for such month by the Internal Revenue Service under section 1274(d) of the Internal Revenue Code of 1986, as amended.

(B)               From and after the Closing Date:  (1) Subject to clause (2) below, CRC shall pay for the performance and/or discharge of the PRR Assets Historic Environmental Liabilities, as and when due, until CRC has paid a cumulative total of $11,110,312 on account thereof.  Thereafter, CRC shall continue to be responsible for the PRR Assets Historic Environmental Liabilities, but PRR shall make  advances (together with interest thereon as hereinafter provided,"PRR Advances") to CRC of 100% of all amounts necessary to permit CRC to pay for the PRR Assets Historic Environmental Liabilities.  (2) CRC shall be responsible for Environmental Defense Costs, PRP Recovery Costs and CRC Insurance Recovery Costs associated with the PRR Assets Historic Environmental Liabilities, but PRR shall make PRR Advances of 100% of all amounts necessary to permit CRC to pay Environmental Defense Costs and PRP Recovery Costs.  Unless otherwise agreed, PRR Advances for Environmental Defense Costs and PRP Recovery Costs shall be made directly to defense counsel or other suppliers. (3) The PRR Advances shall accrue interest each month at the short-term applicable federal rate (with monthly compounding) determined for such month by the Internal Revenue Service under section 1274(d) of the Internal Revenue Code of 1986, as amended.

(C)CRC shall be solely responsible to pay, perform and discharge all other CRC Environmental Liabilities and all costs associated therewith, as and when they come due.

(iv)               NYC and PRR shall assist CRC in securing CRC Insurance Recoveries and PRP Recoveries associated with the  NYC Assets Historic Environmental Liabilities and the PRR Assets Historic Environmental Liabilities, respectively, and all such Recoveries shall initially be paid to CRC.  CRC, NYC and PRR will allocate the amounts of any CRC Insurance Recoveries or PRP Recoveries among the NYC Assets Historic Environmental Liabilities, the PRR Assets Historic Environmental Liabilities, and all other CRC Environmental Liabilities, consistent with Section 2.11 as amended.  The PRR Advances and the NYC Advances shall be non-recourse loans payable only as provided herein. The PRR Advances and the NYC Advances (a) shall be recorded and reported for all tax purposes as loans by the parties hereto and (b) may be contributed, in whole or in part, to the capital of CRC at such time as NSR, in the case of the PRR Advances, and CSXT, in the case of the NYC Advances, shall determine.

(v)                 CRC shall repay PRR Advances to the extent of the sum of (a) CRC Insurance Recoveries and PRP Recoveries allocated to the PRR Assets Historic Environmental Liabilities and (b) the tax benefits realized by the consolidated group of which CRC is a member, after taking into account the income, if any, reported by such consolidated group with respect to the amounts referred to in clause (a) of this sentence, in respect of (1) the PRR Assets Historic Environmental Liabilities, (2) the PRP Recovery Costs and CRC Insurance Recovery Costs associated with the PRR Assets Historic Environmental Liabilities and (3) accrued interest on the PRR Advances.

(vi)               CRC shall repay NYC Advances to the extent of the sum of (a) CRC Insurance Recoveries and PRP Recoveries allocated to the NYC Assets Historic Environmental Liabilities and (b) the tax benefits realized by the consolidated group of which CRC is a member, after taking into account the income, if any, reported by such consolidated group with respect to the amounts referred to in clause (a) of this sentence, in respect of (1) the NYC Assets Historic Environmental Liabilities, (2) the PRP Recovery Costs and CRC Insurance Recovery Costs associated with the NYC Assets Historic Environmental Liabilities and (3) the accrued interest on the NYC Advances.

(vii)              The tax benefits referred to in (v)(b) and (vi)(b) above shall be determined by the parent of the consolidated group of which CRC is a member and shall be computed on a with, and without, basis for this purpose treating all items giving rise to tax benefits pari passu without regard to year in which such amounts were accrued for federal tax purposes and determined on an annual basis.

(viii)            Effective as of the Closing Date, (A) CRC has delegated to NYC exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions (other than Actions seeking CRC Insurance Recoveries) relating to the NYC Assets Historic Environmental Liabilities, but NYC and CRC shall cooperate in the investigation, prosecution, defense, settlement and appeal of any such Action as appropriate; and (B) CRC has delegated to PRR exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions (other than Actions seeking CRC Insurance Recoveries) relating to the PRR Assets Historic Environmental Liabilities, but PRR and CRC shall cooperate in the investigation, prosecution, defense, settlement and appeal of any such Action as appropriate.  No settlement or consent judgment that would result in CRC Environmental Liabilities shall be agreed upon without the prior consent of CRC, which consent shall not be unreasonably withheld.

(ix)               All references to NYC and PRR in this Section 2.8(b) shall be deemed to include their successors and assigns if they should cease to exist.

(2)         Section 8.15 is amended by inserting the phrase "Except as otherwise provided in Section 2.8(b)(viii)," at the start of the section.  In all other respects Section 8.15 shall remain in effect.

SECTION D.  No Forfeiture of Insurance Rights.  Section 2.11 of the Transaction Agreement is hereby amended by adding the following to the end of the existing provision:

For the avoidance of doubt, the parties hereto intend to preserve all rights, remedies and claims under any policy or policies of insurance that would have been available to CRR Parent, CRC or their respective Affiliates in the absence of the Merger Agreement, this Agreement or any other related agreement.  If any Liability covered by a policy of insurance carried by CRR Parent, CRC or their respective Affiliates on or prior to the Closing Date is held to have been transferred to another Person, then the original insureds under such policy of insurance shall be deemed to have assigned to that Person their rights of recovery under such policy solely to the extent necessary to preserve all insurance-related rights, remedies and claims relating to such Liability; and that Person in turn shall be deemed to have authorized CRC as its sole agent to enforce any such assigned rights of recovery on its behalf.  Nothing in the Merger Agreement, this Agreement or any other related agreement shall be construed to waive or in any way to effect a forfeiture of any insurance-related rights, remedies or claims that would have been available to CRR Parent, CRC or their respective Affiliates in the absence of such agreements.

SECTION E.  Confirmation of Transaction Agreement.  In all respects not inconsistent with the terms and provisions of this Amendment, the Transaction Agreement is hereby ratified, adopted, approved and confirmed.

SECTION F.  Miscellaneous.  This Amendment is not intended to confer any rights or privileges upon third parties, and no third party is intended to be a third-party beneficiary of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, with effect as of the date first above written.

                    CSX CORPORATION

                                    /s/ Ellen M. Fitzsimmons
                    By:  ___________________________
                    Name:    Ellen M. Fitzsimmons
                    Title:

                    CSX TRANSPORTATION INC.,
                    for itself and on behalf of its controlled Subsidiaries

                                    /s/ Ellen M. Fitzsimmons
                    By:  ___________________________
                    Name:    Ellen M. Fitzsimmons
                    Title:

                    NORFOLK SOUTHERN CORPORATION

                                    /s/ Stephen C. Tobias
                    By:  ___________________________
                    Name:    Stephen C. Tobias
                    Title:        Vice Chairman

                    NORFOLK SOUTHERN RAILWAY COMPANY,
                    for itself and on behalf of its controlled Subsidiaries

                                    /s/ Stephen C. Tobias
                    By:  ___________________________
                    Name:    Stephen C. Tobias
                    Title:        Vice President

                    CONRAIL INC.,
                    for itself and on behalf of its controlled Subsidiaries

                                    /s/ Jonathan M. Broder
                    By:  ___________________________
                    Name:    Jonathan M. Broder
                    Title:        VP and General Counsel

                    CONSOLIDATED RAIL CORPORATION

                                    /s/ Jonathan M. Broder
                    By:  ___________________________
                    Name:    Jonathan M. Broder
                    Title:        VP and General Counsel

                    CRR HOLDINGS LLC

                                    /s/ Stephen C. Tobias
                    By:  ___________________________
                    Name:    Stephen C. Tobias
                    Title:        Vice President